UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Priviam, Inc.
(Exact name of Registrant as specified in its charter)

State of New Jersey	2844	22-3720628
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

19200 Von Karman Avenue, Suite 500
Irvine, CA		92612
(Name and address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (949) 622-5433

Approximate date of commencement of proposed sale to the public:	As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☐

COPIES OF COMMUNICATIONS TO:
Alan Shinderman
Aspen Asset Management
P.O. Box 371270
Las Vegas, Nevada  89137

CALCULATION OF REGISTRATION FEE
TITLE OF EACH		PROPOSED	PROPOSED
CLASS OF		MAXIMUM	MAXIMUM
SECURITIES		OFFERING	AGGREGATE	AMOUNT OF
TO BE	AMOUNT TO BE	PRICE PER	OFFERING	REGISTRATION
REGISTERED	REGISTERED	SHARE	PRICE (1)	FEE
Common Stock	11,390,184	$0.30(1)	$3,417,184	$134.29(2)

(1)	This price was arbitrarily determined by our Directors
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

SUBJECT TO COMPLETION, Dated December 1, 2008

PROSPECTUS
Priviam, Inc.
11,390,184
SHARES OF COMMON STOCK
INITIAL PUBLIC OFFERING

The selling shareholders named in this prospectus are offering up to 11,390,184 shares of common stock offered through this prospectus.  We will not receive any proceeds from this offering and have not made any arrangements for the sale of these securities.  We have, however, set an offering price for these securities of $0.30 per share.  We will use our best efforts to maintain the effectiveness of the resale registration statement from the effective date through and until all securities registered under the registration statement have been sold or are otherwise able to be sold pursuant to Rule 144 promulgated under the Securities Act of 1933.

	Offering Price	Underwriting Discounts and Commissions	Proceeds to Selling Shareholders
Per Share	$0.30	None	$0.30
Total	$3,417,184	None	$3,417,184

Our common stock is presently not traded on any market or securities exchange.  The sales price to the public is fixed at $0.30 per share until such time as the shares of our common stock are traded on the NASD Over-The-Counter Bulletin Board.  Although we intend to apply for quotation of our common stock on the NASD Over-The-Counter Bulletin Board, public trading of our common stock may never materialize.  If our common stock becomes traded on the NASD Over-The-Counter Bulletin Board, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling shareholders.

The purchase of the securities offered through this prospectus involves a high degree of risk.  See section of this Prospectus entitled "Risk Factors."

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date of This Prospectus Is: December 1, 2008

Table of Contents
Page
Summary	6
Risk Factors	7
Risks Related To Our Financial Condition and Business Model	7
Because we have a limited operating history, you may not be able to accurately evaluate our operations.	7
We are dependent on outside financing for continuation of our operations	8
Our business will not grow unless the market for biometric products and services expands both domestically and internationally.	8
The Technologies We Have Developed May Not Gain Market Acceptance.	8
We May Not Be Able To Compete Successfully.	9
Certain groups have publicly objected to the use of biometric products for some applications on civil liberties grounds and legislation has been proposed to regulate the use of biometric security products.	9
We may face intense competition from other biometric solution providers as well as identification and security systems providers.	9
The biometrics industry is characterized by rapid technological change and requires introduction of new and enhanced products at competitive prices.	10
If we are unable to establish and maintain relationships with retailers and insurance providers or attract franchisees, we may not be able to continue our operations	10
Our operating results and revenue may be subject to fluctuations caused by many economic factors associated with our industry and the markets for our products and services which, in turn, may individually and collectively affect our revenue, profitability and cash flow in adverse and unpredictable ways.	10
To be competitive we may need to acquire other companies or purchase or license technology from third parties in order to introduce new products and services or enhance our existing products and services.	11
Some of our anticipated products may have long and unpredictable sales cycles, which may impact our quarterly operating results.	11
During times when the global economy experiences weakness or uncertainty, we may have difficulty selling our products and services.	12
If we fail to become competitive, then we may fail to gain market share for our products and services.	12
We depend heavily on key, talented employees in a competitive labor market.	13
If the market for e-security solutions does not continue to grow, then demand for our products and services may decrease.	13
Unless we keep up with the ongoing changes in e-security technology and standards, our anticipated products and services could become obsolete.	14
International sales make up a significant portion of our business.	14
We must establish and maintain strategic relationships.	16
Security technologies are under constant attack.	16
We may incur significant expenses and damages because of liability claims.	16

Failure to Achieve and Maintain Internal Controls in Accordance with Sections 302 and 404(a) of the Sarbanes-Oxley Act of 2002 Could Have A Material Adverse Effect on Our Business and Stock Price.	16
Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.	17
Risks Related To Our Common Stock	17
The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors..	17
We have never paid dividends and do not expect to pay dividends in the foreseeable future. Any return on investment may be limited to the value of our common stock.	18
Our common stock may be deemed a “penny stock”, which would make it more difficult for our investors to sell their shares.	18
Sales of a substantial number of shares of our common stock may cause the price of our common stock to decline.	18
Additional stock offerings may dilute current stockholders.	19
Being a public company will increase our administrative costs and may add other burdens.	19
We will be exposed to risks relating to evaluations of our internal controls over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002.	19
Forward-Looking Statements	20
Use of Proceeds	20
Determination of Offering Price	20
Dilution	20
Selling Shareholders	21
Plan of Distribution	25
Description of Securities	26
Interest of Named Experts and Counsel	27
Description of Business	28
Legal Proceedings	30
Market for Common Equity and Related Stockholder Matters	30
Financial Statements	31
Plan of Operations	32
Changes in and Disagreements with Accountants	33
Directors and Executive Officers, promoters and Control Persons	34
Executive Compensation	36
Security Ownership of Certain Beneficial Owners and Management	39
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	39
Certain Relationships and Related Transactions	40
Available Information	41
Dealer Prospectus Delivery Obligation	41
Other Expenses of Issuance and Distribution	42
Indemnification of Directors and Officers	42
Recent Sales of Unregistered Securities	43
Table of Exhibits	44
Undertakings	44
Signatures	46

Summary

Priviam, Inc.

The company is in the business of developing and marketing identity and data security technologies that enable the highest level of secure commercial and financial transaction both in person and over the internet, providing an effective shield to identity theft.

Our fiscal year ended is December 31.

Priviam, Inc. (the Company), was incorporated in the state of New Jersey on April 6, 2000 as Segway VI Corp.  The company has undergone the following name changes: on August 13, 2003 to 3DLP International Inc., on April 19 2004 to Futomic Industries Inc.; on February 19, 2007, to EncryptaKey, Inc. and finally on July 26, 2008 to Priviam, Inc.

Our principal offices are located at 19200 Von Karman Avenue, Suite 500, Irvine, CA  92612.

Our resident agent is Richard I. Anslow 4400 Route 9, 2nd Fl., Freehold, NJ 07728

The Offering

Securities Being Offered	Up to 11,390,184 shares of our common stock.

Offering Price and Alternative Plan of Distribution
The offering price of the common stock is $0.30 per share.  We intend to apply to the NASD over-the-counter bulletin board to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders.  The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Minimum Number of Shares To Be Sold in This Offering	None

Securities Issued and to be Issued
43,804,682 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders. There will be no increase in our issued and outstanding shares as a result of this offering.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information

Balance Sheet Data	From Inception on June 24, 2003 through September 30, 2008 (unaudited)
Cash Total Assets Liabilities Total Stockholder’s Equity (Deficit)	$ 15,506 26,666 119,975 (93,309)
Statement of Operations
Revenue Net Loss for Reporting Period	$ 0 $ 3,752,018

Risk Factors

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  Currently, shares of our common stock are not publicly traded.  In the event that shares of our common stock become publicly traded, the trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

Please note that throughout this report, the words "we", "our" or "us" refer to Priviam, Inc. and not to the selling stockholders.

Risks Related To Our Financial Condition and Business Model

Because we have a limited operating history, you may not be able to accurately evaluate our operations.

We have had limited operations to date and have never generated revenue. Therefore, we have a limited operating history upon which to evaluate the merits of investing in the Company. Because we are in the early stages of operating our business, we are subject to many of the same risks inherent in the operation of a business with a limited operating history, including the potential inability to continue as a going concern.

We are dependent on outside financing for continuation of our operations.

Because we have never generated revenue and currently operate at a significant loss, we are completely dependent on the continued availability of financing in order to continue our business. There can be no assurance that financing sufficient to enable us to continue our operations will be available to us in the future. Our failure to obtain future financing or to produce levels of revenue to meet our financial needs could result in our inability to continue as a going concern and, as a result, investors in the Company could lose their entire investment.

Our business will not grow unless the market for biometric products and services expands both domestically and internationally.

Our revenues will be derived from the sale of biometric products and services. Biometric products have not gained widespread commercial acceptance. We cannot accurately predict the future growth rate, if any, or the ultimate size of the biometric technology market. The expansion of the market for our anticipated products depends on a number of factors including without limitation:

•	national or international events which may affect the need for or interest in biometric products or services;

•	the cost, performance and reliability of our products and services and those of our competitors;

•	customers’ perception of the perceived benefit of biometric products and services and their satisfaction with our products and services;

•	public perceptions of the intrusiveness of these products and services and the manner in which firms are using the information collected;

•	public perceptions regarding the confidentiality of private information;

•	proposed or enacted legislation related to privacy of information; and

•	marketing efforts and publicity regarding these products and services.

The Technologies We Have Developed May Not Gain Market Acceptance.

Our biometric products utilize new technologies.  As with any new technologies, in order for us to be successful, these technologies must gain market acceptance.  Since the technologies that we are introducing to the marketplace will encroach upon markets that presently utilize or are serviced by products from competing technologies, meaningful commercial markets may not develop for our technologies.

We May Not Be Able To Compete Successfully.

Although our biometric products represents a new technology, and although at present time we are aware of only a limited number of companies that have publicly disclosed their attempts to develop a similar technology, we anticipate that a number of companies are or will attempt to develop technologies/products that compete or will compete with our technologies.  Further, even if we are first to market with a technology of this type, and even if the technology is protected by patents or otherwise, because of the vast market of such a product, we anticipate that the market will be flooded by a variety of competitors, many of which will offer a range of products in areas other than those in which we compete, which may make our competitors more attractive to prospective customers.  In addition, many if not all of our competitors and potential competitors will initially be larger and have greater financial resources than we do. Some of the companies with which we may now be in competition, or with which we may compete in the future, have or may have more extensive research, marketing and manufacturing capabilities and significantly greater technical and personnel resources than we do, and may be better positioned to continue to improve their technology in order to compete in an evolving industry. Further, technology in this industry may evolve rapidly once an initially successful product is introduced, making timely product innovations and use of new technologies essential to our success in the marketplace. The introduction by our competitors of products with improved technologies or features may render any product we initially market obsolete and unmarketable. If we do not have available to us products that respond to industry changes in a timely manner, or if our products do not perform well, our business and financial condition will be adversely affected.

Certain groups have publicly objected to the use of biometric products for some applications on civil liberties grounds and legislation has been proposed to regulate the use of biometric security products.

From time to time, biometrics technologies have been the focus of organizations and individuals seeking to curtail or eliminate such technologies on the grounds that they may be used to diminish personal privacy rights. If such initiatives result in restrictive legislation, the market for biometric solutions may be adversely affected. Even if biometric solutions gain wide market acceptance, our products and services may not adequately address the requirements of the market and may not gain wide market acceptance.

We may face intense competition from other biometric solution providers as well as identification and security systems providers.

A significant number of established and startup companies are marketing or developing software and hardware for facial and/or fingerprint biometric products and applications that may compete with our proposed offerings.

The biometric security market is a rapidly evolving and intensely competitive, and we believe that additional significant long-term competitors will continue to enter the market. We expect competition in the biometrics markets to increase and intensify in the near term. Companies competing with us may introduce products that are targeted at our target markets and competitively priced, have increased performance or functionality or incorporate technological advances we have not yet developed or implemented. Some present and potential competitors have financial, marketing, research, and manufacturing resources substantially greater than ours. Other players in the biometric do have the potential to directly compete with us. Among these companies are Sagem Morpho, Inc., Cogent, NEC, Printrak International, Inc., (a Motorola company), and Saflink. However, these companies primarily focus on networked-based, or computer based systems that require a sophisticated computer-based infrastructure to operate. Our company’s products are embedded and self contained and do not require a computer to operate.

The biometrics industry is characterized by rapid technological change and requires introduction of new and enhanced products at competitive prices.

In order to compete effectively in the biometrics market, we must continually design, develop and market new and enhanced products at competitive prices and we must have the resources available to invest in significant research and development activities. Our future success will depend upon our ability to address the changing and sophisticated needs of the marketplace. Frequently, technical development programs in the biometric industry require assessments to be made of the future directions of technology and technology markets generally, which are inherently risky and difficult to predict. Delays in introducing new products, services and enhancements, the failure to choose correctly among technical alternatives or the failure to offer innovative products and services at competitive prices may cause customers to forego purchases of our products and services and purchase those of our competitors, and could adversely affect our business operations, financial results and stock price.

If we are unable to establish and maintain relationships with retailers and insurance providers or attract franchisees, we may not be able to continue our operations

We intend to establish relationships with retailers and insurance providers.  However, there is intense competition for these relationships and we may not be able to attract and retain these group's interest in light of competitors with larger budgets and pre-existing relationships.  In addition, if we are unable to develop a market for our products, it will be very difficult, if not impossible, to attract franchisees interested in selling our products.

Our operating results and revenue may be subject to fluctuations caused by many economic factors associated with our industry and the markets for our products and services which, in turn, may individually and collectively affect our revenue, profitability and cash flow in adverse and unpredictable ways.

Quarterly and annual results of operations may be affected by a number of factors, associated with our industry and the markets for our products and services, including those listed below, which in turn could adversely affect our revenue, profitability and cash flow in the future.

Our operating results may vary and may fluctuate significantly in the future as a result of a variety of factors, many of which are outside our control. These factors include the following:

•	the size, timing and shipment of individual orders for our products;

•	changes in our operating expenses;

•	the timing of personnel departures and new hires and the rate at which new personnel become productive;

•	the timing of the introduction or enhancement of our products and our competitors’ products;

•	customers deferring their orders in anticipation of the introduction of new products by us or our competitors;

•	market acceptance of new products;

•	changes in the mix of products sold;

•	changes in product pricing, including changes in our competitors’ pricing policies;

•	development and performance of our direct and indirect distribution channels and changes in the mix of vertical markets to which we sell our products;

•	the amount and timing of charges relating to restructurings and the impairment or loss of value of some of our assets, especially goodwill and intangible assets; and

•	general economic conditions.

To be competitive we may need to acquire other companies or purchase or license technology from third parties in order to introduce new products and services or enhance our existing products and services.

We may not be able to find businesses that have the technology we need and, if we find such businesses, may not be able to purchase or license the technology on commercially favorable terms or at all. Once we have completed an acquisition or technology license, the acquired business or our relationship with the licensor may not be successful. In addition, acquisitions and technology licenses are difficult to identify and complete for a number of reasons, including the cost of potential transactions, competition among prospective buyers and licensees and the need for regulatory approvals. In order to finance a potential transaction, we may need to raise additional funds by selling our stock or borrowing money. We may not be able to find financing on favorable terms, and the sale of our stock may result in the dilution of our existing stockholders.
 Some of our anticipated products may have long and unpredictable sales cycles, which may impact our quarterly operating results.

Transactions for some of our anticipated products often involve large expenditures by our customers. The sales cycles for these transactions can be long and unpredictable due to a number of uncertainties such as:

•	customers’ willingness to invest potentially substantial resources and modify their network infrastructures to take advantage of our products;

•	customers’ budgetary constraints;

•	the need to educate potential customers about our products’ capabilities;

•	the timing of customers’ budget cycles;

•	delays caused by customers’ internal review processes; and

•	for sales to government customers, governmental regulatory, approval and purchasing requirements.

During times when the global economy experiences weakness or uncertainty, we may have difficulty selling our products and services.

The global economy, especially the technology sector, can be volatile, and an economic slowdown can have serious negative consequences for our business and operating results. For example, during a period of economic weakness or uncertainty, current or potential customers may defer purchases, go out of business or have insufficient capital to buy or pay for our products and services. During the last several years, we have observed that many companies have reduced their budgets for information technology products and services, which may reduce or eliminate some potential sales of our products and services.

If we fail to become competitive, then we may fail to gain market share for our products and services.

We have seen increased competition in our market in recent years, and we expect this trend to continue. A number of competitive factors could cause us to lose potential sales or to sell our products and services at lower prices or at reduced margins, including, among others:

•
Some of our competitors offer e-security products with features and functionality that our products do not currently offer. In addition, potential customers may perceive some of our competitors’ products and services as being more convenient and easier to use than ours.

•
Some computer and software companies that have not traditionally offered e-security products are now offering free or low-cost e-security products and functionality bundled with their own computer and software products.

•
Some of our current and potential competitors have greater financial, marketing and technical resources than we do, allowing them to leverage an installed customer base and distribution network, adapt more quickly to new technologies and changes in customer requirements, or devote greater resources to the promotion and sale of their products and services than we can.

We depend heavily on key, talented employees in a competitive labor market.

Our success depends on our ability to attract, motivate and retain skilled personnel especially in the areas of management, sales and engineering. We compete with other companies for a small pool of highly qualified employees. Although we believe that our compensation plans are competitive, we may not be able to hire and retain the employees we need.

If the market for e-security solutions does not continue to grow, then demand for our products and services may decrease.

The market for some of our e-security solutions is continuing to develop, and demand for our products and services depends on, among other things:

•	the perceived ability of our products and services to address real customer problems;

•	the perceived quality, price, ease-of-use and interoperability of our products and services as compared to those of our competitors;

•	the market’s perception of how easy or difficult it is to deploy our products, especially in complex, heterogeneous network environments;

•	the continued evolution of electronic commerce as a viable means of conducting business;

•	market acceptance and use of new technologies and standards;

•	the ability of network infrastructures to support an increasing number of users and services;

•	the public’s perception of the need for secure electronic commerce and communications over both wired and wireless computer networks;
•	the U.S. government’s continued focus on e-security as a means to counteract terrorism and other hostile acts;

•	the pace of technological change and our ability to keep up with these changes;

•	the market’s perception of our products’ ability to address the e-security aspects of various laws; and

•	general economic conditions, which, among other things, influence how much money our customers and potential customers are willing to allocate to their information technology budgets.

Unless we keep up with the ongoing changes in e-security technology and standards, our anticipated  products and services could become obsolete.

Our success depends in part upon our ability to introduce new, competitively priced products and solutions with features that meet changing market requirements, all in a timely and cost-effective manner. A number of factors, including the following, could have a negative impact on the success of our products and services:

•
quality, reliability or security failures, which could result in product returns, delays in collecting accounts receivable, unexpected service or warranty expenses, reduced orders and a decline in our competitive position;

•	delays or difficulties in the development of our products and services;

•	our competitors’ introduction of new products or services ahead of our new products or services, or their introduction of superior or cheaper products or services;

•	the availability of free, unpatented implementations of encryption algorithms and security protocols;

•
the market’s failure to accept new technologies, including consumer authentication, connected authentication devices, biometric devices, enterprise strong authentication, web access management and digital certificates;

•	our failure to include features in our products, or obtain industry and governmental certifications, that our customers or U.S. or foreign government regulators may require;

•	our failure to anticipate changes in customers’ requirements; and

•	the implementation of industry or government standards that are inconsistent with the technology embodied in our products and services.
 International sales make up a significant portion of our business.

We intend to expand our international operations and international sales and marketing activities. For example, we expect to expand our operations and marketing activities throughout Asia, Europe, Latin America and South America. Expansion in these international markets can require significant and continued management attention and resources. We may also need to tailor some of our other services for a particular market and to enter into international distribution and operating relationships. We have limited experience in localizing our services and in developing international distribution or operating relationships. We may not succeed in expanding our services into international markets. Failure to do so could harm our business. In addition, there are risks inherent in doing business on an international basis, including, among others:

•	foreign regulatory requirements and the burdens of complying with a wide variety of foreign laws;

•	legal uncertainty regarding liability and the costs of resolving or litigating a dispute internationally;

•	difficulties in the enforcement of intellectual property rights;

•	export and import restrictions on cryptographic technology and products incorporating that technology;

•	difficulties and delays in establishing international distribution channels;

•	the need to tailor or “localize” our products in order to compete in particular international markets and to comply with foreign laws;

•	difficulties in collecting international accounts receivable;

•	fluctuations in currency exchange rates;

•	potentially adverse tax consequences, including restrictions on the repatriation of earnings;

•	tariffs and other trade barriers; and

•	political instability.

We rely on patents to protect our proprietary rights in our technology, but patents may not provide complete protection:

•	It is possible that any patent that we or our licensors hold might be invalidated, circumvented, challenged or terminated.

•	It is possible that patent examiners might reject the claims described in our pending or future patent applications.

•
The laws of some countries in which our products are now, or may in the future be, developed or sold may not protect our products and intellectual property rights to the same extent as the laws of the United States.

•	All patents expire after a period of years. When each of our patents expires, other companies may develop and sell products based on our previously patented technology.

•	During the life of a patent, third parties may design and sell “work-around” solutions that accomplish the goals of our patented inventions but do not infringe the patents themselves.

We must establish and maintain strategic relationships.

We need to create relationships with third parties, including some of our competitors, to ensure that our products will interoperate with the third parties’ products. If our products do not work with third-party products used by our customers and potential customers, then our products could lose or fail to achieve market acceptance. We may not be able to find appropriate strategic partners or may not be able to enter into relationships on commercially favorable terms. Furthermore, the relationships we do enter into may not be successful. Because our strategic relationships are generally non-exclusive, our strategic partners may decide to pursue alternative technologies or to develop alternative products in addition to or instead of our products, either on their own or in collaboration with our competitors.

Security technologies are under constant attack.

The strength of our cryptographic and other e-security technologies is constantly being tested by computer professionals, academics and “hackers.” Any significant advance in the techniques for attacking e-security solutions could make some or all of our products obsolete or unmarketable. If a third party successfully “hacks” any of our products and makes its findings public, then we may need to dedicate engineering and other resources to eliminate the published vulnerabilities. Customers could require that we replace some or all of their EncryptaKey authenticators with authenticators that are more secure. If we are required to make these replacements or if we cannot address the vulnerabilities in our products in a timely fashion, then our business and operating results could be adversely impacted. In addition, our customers and potential customers could perceive our products as unreliable, making it more difficult for us to sell our products.

We may incur significant expenses and damages because of liability claims.

An actual or perceived breach of network or data security at our facilities or at a customer’s facilities could result in a product liability claim against us. A substantial product liability claim against us could harm our operating results and financial condition. In addition, any actual or perceived breach of network or data security, whether or not caused by the failure of one of our products, could hurt our reputation and cause potential customers to turn to our competitors’ products.

Failure to Achieve and Maintain Internal Controls in Accordance with Sections 302 and 404(a) of the Sarbanes-Oxley Act of 2002 Could Have A Material Adverse Effect on Our Business and Stock Price.

If we fail to maintain adequate internal controls or fail to implement required new or improved controls, as such control standards are modified, supplemented or amended from time to time; we may not be able to assert that we can conclude on an ongoing basis that we have effective internal controls over financial reporting. Effective internal controls are necessary for us to produce reliable financial reports and are important in the prevention of financial fraud.  If we cannot produce reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and there could be a material adverse effect on our stock price.   We have examined and evaluated our internal control procedures to satisfy the requirements of Section 404(a) of the Sarbanes-Oxley Act, as required for our Annual Report on Form 10-K for the year ending December 31, 2007.

Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

Our consolidated financial statements as of December 31, 2007 have been prepared under the assumption that we will continue as a going concern for the year ending December 31, 2008. Our independent registered public accounting firm has issued a report dated June 28, 2008 that included an explanatory paragraph expressing substantial doubt as to our ability to continue as a going concern without additional capital or financing becoming available. Our ability to continue as a going concern ultimately depends on our ability to generate a profit which is likely dependent upon our ability to obtain additional equity or debt financing, attain further operating efficiencies and, ultimately, to achieve profitable operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Risks Related To Our Common Stock

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

•	technological innovations or new products and services by us or our competitors;

•	intellectual property disputes;

•	additions or departures of key personnel;

•	sales of our common stock (particularly following effectiveness of the resale registration statement required to be filed in connection with the Private Placement);

•	our ability to execute our business plan;

•	operating results that fall below expectations;

•	loss of any strategic relationship;

•	industry developments;

•	economic and other external factors; and

•	period-to-period fluctuations in our financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies.  These market fluctuations may also materially and adversely affect the market price of our Common Stock.

We have never paid dividends and do not expect to pay dividends in the foreseeable future. Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate doing so in the foreseeable future.  The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as our board of directors may consider relevant. If we do not pay dividends, a return on an investment in our common stock will only occur if our stock price appreciates.

Our common stock may be deemed a “penny stock”, which would make it more difficult for our investors to sell their shares.

Our common stock may be subject to the “penny stock” rules adopted under Section 15(g) of the Securities Exchange Act of 1934.  The penny stock rules apply to non-NASDAQ companies whose common stock trades at less than $5.00 per share or that have tangible net worth of less than $5.0 million ($2.0 million if the company has been operating for three or more years).  These rules require, among other things, that brokers who trade penny stock to persons other than "established customers" complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading  in  the  security,  including  a risk  disclosure  document  and  quote information under certain circumstances.  Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities are limited.  Remaining subject to the penny stock rules for any significant period could have an adverse effect on the market, if any, for our securities.  If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

Furthermore, for companies whose securities are traded in the OTC Bulletin Board, it is more difficult to obtain accurate quotations, obtain coverage for significant news events because major wire services generally do not publish press releases about such companies and obtain needed capital.

Sales of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market, including shares issued upon the exercise of outstanding options, the market price of our common stock could fall.  These sales also may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

Additional stock offerings may dilute current stockholders.

Given our expansion plans and our expectation that we may need additional capital and personnel, we may need to issue additional shares of capital stock or securities convertible or exercisable for shares of capital stock, including preferred stock, options or warrants.  The issuance of additional capital stock may dilute the ownership of our current stockholders.

Being a public company will increase our administrative costs and may add other burdens.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company.  In addition, the Sarbanes-Oxley Act of 2002, rules implemented by the Securities and Exchange Commission, or SEC, and new listing requirements of the Nasdaq National Market have required changes in corporate governance practices of public companies.  We expect these new rules and regulations to increase our legal and financial compliance costs and to make some activities more time consuming and costly.  We also expect these new rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage.  These new rules and regulations could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly those serving on our audit committee.

We will be exposed to risks relating to evaluations of our internal controls over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002.

As a public company, absent an available exemption, we will be required to comply with Section 404 of the Sarbanes-Oxley Act by no later than December 31, 2007.  However, we cannot be certain as to the timing of completion of our evaluation, testing and remediation actions or the impact of the same on our operations.  Furthermore, upon completion of this process, we may identify control deficiencies of varying degrees of severity that remain unremediated. As a public company, we will be required to report, among other things, control deficiencies that constitute a "material weakness." A "material weakness" is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.  If we fail to implement the requirements of Section 404 in a timely manner, we might be subject to sanctions or investigation by regulatory agencies such as the SEC. In addition, failure to comply with Section 404 or the report by us of a material weakness may cause investors to lose confidence in our financial statements and the trading price of our common stock may decline.  If we fail to remedy any material weakness, our financial statements may be inaccurate, our access to the capital markets may be restricted and the trading price of our common stock may decline.

Forward-Looking Statements

References to “Priviam, Inc.”, “Priviam”, “the Company”, “we”, “us”, and “our” refer to Priviam, Inc.

Certain statements, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words “believes,” “project,” “expects,” “anticipates,” “estimates,” “intends,” “strategy,” “plan,” “may,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. We intend such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of complying with those safe-harbor provisions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse affect on our operations and future prospects on a consolidated basis include, but are not limited to: changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles. These risks and uncertainties should also be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Further information concerning our business, including additional factors that could materially affect our financial results, is included herein and in our other filings with the SEC.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

All shares being offered will be sold by existing shareholders without our involvement, consequently the actual price of the stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price will thus be determined by market factors and the independent decisions of the selling shareholders.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 11,390,184 shares of common stock offered through this prospectus. All of the shares were acquired from us by the selling shareholders in offerings that were exempt from registration pursuant to Rule 504 of Regulation D of the Securities Act of 1933 and completed August, 2003, July, 2004, December 2006, February, 2007 and December 1, 2008.

The following table provides information regarding the beneficial ownership of our common stock held by each of the selling shareholders as of September 30, 2008 including:

1.   the number of shares owned by each prior to this offering;
2.   the total number of shares that are to be offered by each;
3.   the total number of shares that will be owned by each upon completion of the offering;
4.   the percentage owned by each upon completion  of the offering; and
5.   the identity of the beneficial holder of any entity that owns the shares.

The named party beneficially owns and has sole voting and investment power over all shares or rights to the shares, unless otherwise shown in the table.  The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The percentages are based on  43,804,682 shares of common stock outstanding on September 30, 2008.

Name of Selling Shareholder	Shares Owned Prior to this Offering	Total Number of Shares to be Offered for Selling Shareholder Account	Total Shares to be Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering
Joseph Abrams 131 Laurel Grove Avenue Kentfield, Ca 94904	46,154	46,154	zero	zero
Joel W. Baruch 2020 Main Street, Suite 900 Irvine, CA 92614	35,000	35,000	zero	zero
Marco Alfonsi 44 East End Hicksville, NY 11803	10,257	10,257	zero	zero
Alliance Financial Network, Inc. 2291 Arapahoe Street Boulder, CO 80302	1,761,541	1,761,541	zero	zero
Alliance Financial Network, Inc. 22888 Lustiff Street Boulder, CO 80302	307,693	307,693	zero	zero

David Baker 3120 NW Metke Place Bend, OR 97701	46,154	46,154	zero	zero
David Ben Bassat 3111 Bel Air Drive, Ste. 17-G Las Vegas, NV 89109	46,154	46,154	zero	zero
Richard Belz 23 Neel Court Sayville, NY 11782	10,257	10,257	zero	zero
Aaron Bennet 10275 Missouri Avenue, No. 301 Los Angeles, CA 90025	25,000	25,000	zero	zero
Bentley Asset Investment Group Attn Mitchell Shapiro 762 Barkley Avenue East Meadow, NY 11554	51,283	51,283	zero	zero
Brad Benson 1609 Cider Ct Las Vegas, NV 89144	205,129	205,129	zero	zero
Bishop Equity Partners LLC 10300 West Charleston Blvd.Suite 13-378 Las Vegas, NV 89135	1,307,693	1,307,693	zero	zero
Bodhico International, Inc. Los Angeles, CA	50,000	50,000	zero	zero
William Bossung 2025 Alcova Ridge Drive Las Vegas, NV 89135	1,000,000	1,000,000	zero	zero
Garry Cap 109 Carriage Way Wilmington, DE 19803	5,129	5,129	zero	zero
Charles Christ 15870 Puerta Del Sol, PO Box 7136 Rancho Santafe, CA 92067-7136	256,411	256,411	zero	zero
Michael Cicchetti 155 Matisse Circle Valiso Viejo, CA 92656	30,000	30,000	zero	zero
Pasquale Clemente 2977 Alta Laguna Laguna Beach, CA 92651	400,000	400,000	zero	zero
Cohiba Trust PO Box 208 Avarua, Rarotonga,	402,231	402,231	zero	zero
Nancy & Jeffrey Coppinger 3152 Bostonian Drive Los Alamitos, CA 90720	25,641	25,641	zero	zero

Claude Cramer 1327 B North Olive Drive West Hollywood, CA 90069	16,616	16,616	zero	zero
Michael Dendinger 7759 N. Silverbell Road, #14201 Tucson, AZ 85743	25,641	25,641	zero	zero
Lorraine Anne Georgy 10236 – 50th Street Edmonton, AB Canada	1,539	1,539	zero	zero
Thomas Hadley Box 22, Site 201, RR 2 Gibsons, BC Canada	7,693	7,693	zero	zero
Nicole Herzog 1106 Ocenaire, #32 S San Luis, Obispo, CA 93405	25,641	25,641	zero	zero
Donald Howell 5901 Warner Avenue, #314 Huntington Beach, CA 92649	25,641	25,641	zero	zero
David Hudson 9881 Lemon Avenue La Mesa, CA	100,000	100,000	zero	zero
Rebecca Johnson 7745 Indian Oaks Drive Vero Beach, FL 32966	20,513	20,513	zero	zero
Thomas Clay Kahler 969 Hilgard Avenue, Suite 1205 Los Angeles, CA 90024	50,000	50,000	zero	zero
Reg Kastelan 184 Gariepy Crescent Edmonton, AB Canada	1,539	1,539	zero	zero
Gary Keep 2603 – 49A Street Edmonton, AB Canada	3,077	3,077	zero	zero
Floyd Kueiloff 945 Seahawk Circle Virginia Beach, VI 23452	100,000	100,000	zero	zero
Thomas Laundrie 22 Raymond Court Garden City, NY 11530	10,257	10,257	zero	zero
Robin Lee 1104 – 172nd Street Edmonton, AB Canada	1,539	1,539	zero	zero
Anthony Magliocchino 10179 Heytesbury Lane Sandy, UT 84092	10,462	10,462	zero	zero
Anthony Marotta 74 Commonwealth Avenue Massapequa, NY 11758	51,282	51,282	zero	zero

Michele Milham 933 Tafalla Court Las Vegas, NV 89138	492,308	492,308	zero	zero
Mirus Opportunistic Fund Attn Rolf Schnellmann Walker House 87 Mary St Georgetown Grand Cayman , BWI	256,411	256,411	zero	zero
Charles M. O’Rourke Attorney at Law Pension Plan Woodbury, NY 11795	10,257	10,257	zero	zero
Cori Orr 14 Rolling Hills Road Old Westbury, NY 11568	307,693	307,693	zero	zero
Ken Pilgrim #2 Calle La Reina Rancho Mirage, CA 92270	51,283	51,283	zero	zero
Professional Financial Holdings Paul Levary 2291 Arapahoe Boulder, CO 80302	276,924	276,924	zero	zero
Gary Purcell 3648 Lorrie Drive Oceanside, NY 11572	10,257	10,257	zero	zero
Gregg Rosen Irvine, CA	100,001	100,001	zero	zero
SH Equity Partners, LLC 19200 Von Karman Avenue, Suite 500 Irvine, CA 92612	1,981,542	1,981,542	zero	zero
Alan Shinderman PO Box 371270 Las Vegas, NV 89137	15,385	15,385	zero	zero
Sichenzia Ross Freedman Ferrance 61 Broadway 32nd Broadway New York, NY 10006	46,154	46,154	zero	zero
Michael Silberling 465 Circle Drive Reno, NV	51,283	51,283	zero	zero
Silverstone Capital 2251 N. Rampart Blvd. #323 Las Vegas, NV 89128	200,000	200,000	zero	zero
Andrew Tope PO Box 51064 Pacific Grove, CA 93950	400,000	400,000	zero	zero

Triumph Small Cap Fund 48 South Service Road Melville, NY 11747	256,411	256,411	zero	zero
Jeff Anderson TTEE Ruth Roy Trust 8220 Garehime Street Edmonton, AB Canada	102,564	102,564	zero	zero
Barbara Warren 336 Hutchings Lane Henderson, NV 89074	102,564	102,564	zero	zero
Irwin Zalcberg 52118 Lake Park Drive Grand Beach, MI 49117	128,205	128,205	zero	zero
Irwin L. Zalcberg Profit Sharing Plan 52118 Lake Park Drive Grand Beach, MI 49117	128,205	128,205	zero	zero

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1.	on such public markets or exchanges as the common stock may from time to time be trading;
2.	in privately negotiated transactions;
3.	through the writing of options on the common stock;
4.	in short sales, or;
5.	in any combination of these methods of distribution.

The sales price to the public is fixed at $0.30 per share until such time as the shares of our common stock become traded on the NASD Over-The-Counter Bulletin Board or another exchange.  Although we intend to apply for quotation of our common stock on the NASD Over-The-Counter Bulletin Board, public trading of our common stock may never materialize.  If our common stock becomes traded on the NASD Over-The-Counter Bulletin Board, or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale.  In these circumstances, the sales price to the public may be:

1.   the market price of our common stock prevailing at the time of sale;
2.   a price related to such prevailing market price of our common stock, or;
3.   such other  price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions.  Any broker or dealer participating in such transactions as an agent may receive a commission from the selling shareholders or from such purchaser if they act as agent for the purchaser. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us.  Such partners may, in turn, distribute such shares as described above.

We are bearing all costs relating to the registration of the common stock.  The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act in the offer and sale of the common stock.  In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.   not engage in any stabilization activities in connection with our common stock;
2.   furnish each broker or dealer through which common stock may be offered, such copies of  this prospectus, as amended from time to time, as may be required by such broker or dealer; and;
3.   not bid for or purchase any of our securities or attempt to induce any person  to purchase any of our securities other than as permitted under the Securities Exchange  Act.

Description of Securities

Preferred Stock

The Company has 20,000,000 shares of preferred stock authorized at a par value of $0.0001 and currently has zero shares of preferred stock issued and outstanding.

Common Stock

The Company has 500,000,000 common shares authorized, with a par value of $0.0001 per share, of which 44,193,528 shares were outstanding as of December 11, 2008.

Voting Rights

Holders of common stock have the right to cast one vote for each share of stock in his or her own name on the books of the corporation, whether represented in person or by proxy, on all matters submitted to a vote of holders of common stock, including the election of directors.  There is no right to cumulative voting in the election of directors.  Except where a greater requirement is provided by statute or by the Articles of Incorporation, or by the Bylaws, the presence, in person or by proxy duly authorized, of the holder or holders of a majority of the outstanding shares of the our common voting stock shall constitute a quorum for the transaction of business. The vote by the holders of a majority of such outstanding shares is also required to effect certain fundamental corporate changes such as liquidation, merger or amendment of the Company's Articles of Incorporation.

Dividends

We have never declared or paid any cash dividends on our capital stock. We currently intend to retain earnings, if any, to support our growth strategy and do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our Board of Directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

Pre-emptive Rights

Holders of common stock are not entitled to pre-emptive or subscription or conversion rights, and there are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of common stock are, and the shares of common stock offered hereby will be when issued, fully paid and non-assessable.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Transfer Agent

Quicksilver Stock Transfer of Las Vegas, Nevada.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Wendy E. Miller our independent legal counsel, has provided an opinion on the validity of our common stock.

Moore & Associates, Chtd,, Certified Public Accountants, has reviewed our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their report. The report of Moore & Associates, Chtd. is included in reliance upon their authority as experts in accounting and auditing.

Description of Business

General Organization and Business

Priviam, Inc. (the Company), was incorporated in the state of New Jersey on April 6, 2000 as Segway VI Corp.  The company has undergone the following name changes: on August 13, 2003 to 3DLP International Inc., on April 19 2004 to Futomic Industries Inc.; on February 19, 2007, to EncryptaKey, Inc. and finally on July 1, 2008 to Priviam, Inc.

On August 15, 2003, the Company acquired Selectrics Corporation (Selectrics), a Delaware Corporation organized on June 24, 2003, in a one-for-one common stock exchange.  This transaction resulted in a change of control and was treated as a reverse acquisition with EncryptaKey, Inc. being the surviving legal entity and Selectrics the surviving accounting acquirer.  Accordingly, the equity accounts and accumulated deficits prior to the merger have been adjusted to reflect those of Selectrics.  The Company is considered to be in the development stage.

On August 28, 2008, the Company entered into a technology asset purchase agreement with Nexicon, Inc., pursuant to which the Company acquired all right, title and interest in the NexiOne device and all intellectual property related thereto in exchange for 5,000,000 shares of the Company’s common stock.

The company is in the business of developing and marketing identity and data security technologies that enable the highest level of secure commercial and financial transaction both in person and over the internet, providing an effective shield to identity theft.

Competition

MasterCard PayPass is a new contactless way to pay. By tapping a card, key fob, or mobile phone, consumers can pay at retail checkout locations. PayPass uses a hidden embedded computer chip and radio frequency antennae. After consumers tap their PayPass at checkout, payment details are sent wirelessly to the MasterCard network, and payment confirmation is sent back. Speed and convenience are the hallmarks of this product. However, should someone steal or find a consumer’s PayPass, there is nothing to prevent them from making charges with the device until the consumer reports it stolen. MasterCard compensates by offering the same liability protection they offer with all their cards.

StealthSurfer is a Windows PC compatible key-sized USB device that is preloaded with Firefox, Anonymizer, RoboForm , and Thunderbird software configured and integrated for optimum privacy. Users insert the device into a computer’s USB port - home computer, laptop, or public terminal - and the computer reboots to the operating system stored on StealthSurfer. Thereafter, all information is run through the StealthSurfer - not the computer’s traditional memory and storage mediums. When using StealthSurfer, all sensitive Internet files such as cookies, internet history, and cache are stored on the StealthSurfer USB device instead of the user’s computer. Password protection maintains the user’s data's privacy and security. StealthSurfer conceals the user’s web surfing habits, files, and visited web sites from anyone who has physical access to the user’s computer as a way of blocking indentity theft. StealthSurfer keeps surfing information encrypted, hidden, and anonymous - it protects identities. Passwords are stored on the StealthSurfer with 3DES encryption and allows users to log on to web sites quickly and easily. Advanced and secure E-mail programs are included in StealthSurfer so your portable private email.

Dell, Hewlett-Packard, Sony, IBM, and a myriad of other computer manufacturers now build laptops and even desktop computers with biometric authentication available. Only users with fingerprints, which have been authorized for use on that machine, will be allowed access to the computer, eliminating the need for passwords and allaying many data security concerns. The April 12, 2007 Wall Street Journal reports that approximately 10% of new laptops sold in the United States come equipped with fingerprint sensors.

Sony produces two additional products that offer competitive solutions for information security concerns. The first is a Micro Vault Fingerprint Access USB Flash Drive. It works as any other flash drive, but a fingerprint scan is required to access the information on the flash drive. The FIU-810 Personal Puppy Suite Fingerprint Identity Token Bundle is also a fingerprint access USB flash drive. The FIU-810, however, can be used to log in to Windows, effectively requiring biometric authentication for computer access. It also encrypts files and replaces all of your online IDs and passwords so that your fingerprint scan is required to access internet sites.

Most certainly, EncryptaKey will face formidable competitive challenges in the near and long term as we compete with other companies who have significantly greater resources than ourselves. While each of these companies, and many others like them, are offering unique solutions to some of the problems facing the information security industry, EncryptaKey offers the highest level of online and in-person identity protection currently known to be available. With five levels of authentication made up of something you have (the key), something you know (user name, password and symbol) and something you are (biometric finger print), EncryptaKey allows users to make credit card purchases, conduct online financial transactions, and access, view and transmit sensitive personal or corporate data with complete confidence.

Employees

We currently have three full-time employees.  We believe that our relations with our employees are good.

Subsidiaries

We do not currently have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademark.

Legal Proceedings

From time to time, the Company may become involved in various lawsuits and legal proceedings that arise in the ordinary course of business. While management does not believe these matters will have a material effect on the Company’s financial statements, litigation is subject to inherent uncertainties, and an adverse result could arise from time to time that may harm the Company’s business, financial condition and results of operations. The Company and its subsidiaries are involved in the following:

In November, 2008, the Company filed suit in Superior Court of California in Orange County against its former Chief Executive Officer, Kelly Owen and his related entities, Owen Consulting LLC and Encryptakey, Inc., a Nevada corporation alleging breach of fiduciary duties, conversion and fraud.  The Company is seeking compensatory and punitive damages relating to the defendants’ alleged misappropriation of Company funds.  This action is currently pending.

Market for Common Equity and Related Stockholder Matters

Market Information

There is presently no public market for our common stock.

Holders of Our Common Stock

As of December 11, 2008, we had seventy-five (75) holders of record of our common stock.

Rule 144 Shares

None of our common stock is currently available for resale to the public under Rule 144.  In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least 180 days is entitled to sell his or her shares.  However, Rule 144 is not available to shareholders for at least one year subsequent to an issuer that previously met the definition of Rule 144(i)(1)(i) having publicly filed, on Form 8K, the information required by Form 10.

As of the date of this prospectus, no selling shareholder has held their shares for more than 180 days and it has not been at least one year since the company filed the Form 10 Information on Form 8K as contemplated by Rule 144(i)(2) and (3).  Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

We are paying the expenses of the offering because we seek to: (i) become a reporting company with the Commission under the Securities Exchange Act of 1934; and (ii) enable our common stock to be traded on the NASD over-the-counter bulletin board.  We plan to file a Form 8-A registration statement with the Commission to cause us to become a reporting company with the Commission under the 1934 Act. We must be a reporting company under the 1934 Act in order that our common stock is eligible for trading on the NASD over-the-counter bulletin board.  We believe that the registration of the resale of shares on behalf of existing shareholders may facilitate the development of a public market in our common stock if our common stock is approved for trading on a recognized market for the trading of securities in the United States.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors.  In the near future, in order for us to continue with our mineral exploration program, we will need to raise additional capital.  We believe that obtaining reporting company status under the 1934 Act and trading on the OTCBB should increase our ability to raise these additional funds from investors.

Financial Statements

Index to Financial Statements:

Priviam, Inc.

MOORE & ASSOCIATES, CHARTERED
      ACCOUNTANTS AND ADVISORS
        PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Priviam, Inc. (formerly EncryptaKey, Inc)
(A Development Stage Company)

We have reviewed the accompanying balance sheet of Priviam, Inc. (A Development Stage Company) as of September 30, 2008, and the related statements of operations, stockholders’ equity and cash flows for the three-month and nine-month periods ended September 30, 2008 and September 30, 2007, and from inception on June 24, 2003 through September 30, 2008. These interim financial statements are the responsibility of the Corporation’s management.

We conduct our reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists of principally applying analytical procedures and making inquiries of persons responsible for the financials and accounting matters.  It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole.  Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to such financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with standards of the Public Company Accounting Oversight Board (United States), the balance sheet of Priviam, Inc. (A Development Stage Company) as of December 31, 2007, and the related statements of income, stockholders’ equity and cash flows for the year then ended (not presented herein); and in our report dated September 28, 2008, we expressed an unqualified opinion with a going concern paragraph on those financial statements.  In our opinion, the information set forth in the accompanying balance sheet as of December 31, 2007 is fairly stated, in all material respects, in relations to the balance sheet from which it has been derived.

Moore & Associates, Chartered
Las Vegas, Nevada
November 18, 2008

2675 S. JONES BLVD. SUITE 109, LAS VEGAS, NEVADA 89146 (702) 253-7499 Fax: (702)253-7501

Priviam, Inc.
(Formerly EncryptaKey, Inc.)
(A Development Stage Company)

Balance Sheets
(Unaudited)

		December 31,
	September 30,	2007
	2008	(Audited)
ASSETS

Current Assets
Cash	$15,506	$-
Prepaid Expense	5,034	-

Total Current Assets	20,540	-

Fixed Assets
Office Equipment-net	3,126
Program Software-net	3,000

Total Fixed Assets	6,126	-

Total Assets	$26,666	$-

LIABILITIES AND STOCKHOLDERS' DEFICIT

Liabilities
Accounts Payable	$25	$59,478
Notes Payable - Shareholders	119,950	1,204,950

Total Liabilities	119,975	1,264,428

Stockholders' Deficit

Preferred Stock, authorized
20,000,000 shares, par value $0.0001,
no preferred stock is outstanding	-	-

Common Stock, authorized
500,000,000 shares, par value $0.0001,
issued: 43,804,682 and 15,762,600;
outstanding: 41,916,6459 and 13,874,563 on
September 30, 2008 and December 31, 2007
respectively	4,381	1,576

Paid in Capital	3,845,713	2,637,435

Accumulated Deficit During
Development Stage	(3,752,017)	(3,712,053)

Common Stock in Treasury: 1,888,037 shares
at cost	(191,386)	(191,386)

Total Stockholders' Deficit	(93,309)	(1,264,428)

Total Liabilities and Stockholders' Deficit	$26,666	$-

The accompanying notes are an integral part of these statements

Priviam, Inc.
(Formerly EncryptaKey, Inc.)
(A Development Stage Company)
Statements of Operation
(Unaudited)

					June 24, 2003
	Three Months Ended		Nine Months Ended		(Inception) to
	September 30,		September 30,		September 30,
	2008	2007	2008	2007	2008
Operating Expenses
General and Administrative	$37,641	$74,479	$39,829	$425,984	$376,291
Interest Expense	-	8,927	10,000	10,033	13,523
Advertising and Promotion	-	33,478	-	161,129	129,961
Research and Development	-	85,000	-	1,441,000	1,066,327
Professional Fees	25,213	6,565	49,613	309,075	83,613

Total Expenses	62,854	208,449	99,442	2,347,221	1,669,715

Net (Loss) before Extraordinary Items	(62,854)	(208,449)	(99,442)	(2,347,221)	(1,669,715)

Extraordinary Items
Loss on Discontinued Operations	-	-	-	-	(2,231,657)
Gain on Forgiveness of Debt	-	-	59,478	-	149,310
Interest Income	-	-	-	-	44

Net Income/(Loss)	$(62,854)	$(208,449)	$(39,964)	$(2,347,221)	$(3,752,018)

Basic and Diluted
(Loss) per Share	$(0.00)	$(0.00)	$0.00	$(0.05)

Weighted Average
Number of Shares	20,031,734	50,978,771	20,031,734	50,978,771

The accompanying notes are an integral part of these statements

Priviam, Inc.
(Formerly EncryptaKey, Inc.)
(A Development Stage Company)
Statements of Stockholders' Equity
(Unaudited)
From June 24, 2003 (inception) to September 30, 2008
							Deficit
							Accumulated
		Price					During the
	Issue	Per	Common Stock		Paid in	Subscriptions	Development	Treasury	Total
	Date	Share	Shares	Amount	Capital	Receivable	Stage	Stock	Equity
Balance at inception, June 24, 2003			7,692,308	$769	$2,233	$-	$(4,502)		$(1,500)

Adjustment effected in reverse acqusition	15-Aug-03	$0.007	17,493,846	1,749	115,881		4,502		122,132

Net (Loss)							(152,649)		(152,649)

Balance, December 31, 2003			25,186,154	2,518	118,114	-	(152,649)	-	(32,017)

Common shares issued for cash	15-Mar-04	$0.13	115,385	12	14,988				15,000
Common shares issued for cash	15-Jul-04	$0.32	769,231	77	249,923				250,000

Net (Loss)							(186,297)		(186,297)

Balance, December 31, 2004			26,070,770	2,607	383,025	-	(338,946)	-	46,686

Common shares re-purchased by the
Company and retired	01-Jan-05	$0.003	(14,355,385)	(1,436)	(41,771)				(43,207)

Net (Loss)							(87,334)		(87,334)

Balance, December 31, 2005			11,715,385	1,171	341,254	-	(426,280)	-	(83,855)

Common shares issued for purchase
of technology	28-Sep-06	$0.0003	1,692,308	169	381				550

Common shares issued for cash	12-Dec-06	$0.30	1,933,538	193	1,885,007	(500,000)			1,385,200

Net (Loss)							(1,054,117)		(1,054,117)

Balance, December 31, 2006			15,341,231	1,533	2,226,642	(500,000)	(1,480,397)	-	247,778

Cash received on subscriptions						500,000			500,000

Common shares issued for cash	07-Feb-07	$0.30	225,640	23	219,977				220,000

Common shares issued to purchase assets	07-Feb-07	$0.30	195,729	20	190,816				190,836

Common shares returned to treasury
for sale of assets	15-Nov-07		(1,888,037)					(191,386)	(191,386)

Net (Loss)							(2,231,656)		(2,231,656)

Balance, December 31, 2007			13,874,563	1,576	2,637,435	-	(3,712,053)	(191,386)	(1,264,428)

Common shares issued to settle debt	31-Mar-08	$0.31	1,215,384	122	1,204,828				1,204,950

Common shares issued for executive
compensation	01-Jul-08	$0.00	6,000,000	600	1,350				1,950

Common shares issued for asset acqusiton	01-Jul-08	$0.00	7,692,308	769	1,731				2,500

Common shares returned and cancelled	01-Jul-08	$0.00	(3,692,308)	(369)	369				-

Adjustment to Reconcile to Transfer Agent	01-Jul-08		(183,302)	(18)	-				(18)

Common shares issued for
Executive compensation	28-Aug-08	$0.00	12,000,000	1,200	-				1,200

Common shares issued to purchase
assets	28-Aug-08	$0.00	5,000,000	500	-				500

Common Shares issued for services	28-Aug-08	$0.00	10,000	1	-				1

Net (Loss)							(39,964)		(39,964)

Balance, September 30, 2008			41,916,645	$4,381	$3,845,713	$-	$(3,752,017)	$(191,386)	$(93,309)

On August 7, 2006 the Company exercised a 5:1 forward stock split that has been retroactively applied to this schedule thereby increasing the number of shares issued and decreasing the price per share.

On July 1, 2008 the Company executed a 1:3.25 reverse stock split that has been retroactively applied to this schedule thereby decreasing the number of share issued and increasing the price per share.

The accompanying notes are an integral part of these statements

 Priviam, Inc.
(Formerly EncryptaKey, Inc.)
(A Development Stage Company)
Statement of Cash Flows

					June 24, 2003
	Three Months Ended		Nine Months Ended		(Inception) to
	September 30,		September 30,		September 30,
	2008	2007	2008	2007	2008

Operating Activities

Net Profit / (Loss)	$(62,854)	$(208,449)	$(39,964)	$(2,347,221)	$(3,752,018)

Adjustments to reconcile Net (Loss) to cash:
Stock Issued to founders	-	-	-	-	3,002
Stock Issued for Services	6,133		6,133		6,133
Gain on Forgiveness of Debt	-	-	(59,453)	-	(59,478)
Adjustment for reverse acquisition	-	-	-	-	117,630
Stock issued to purchase asset	-	-	-	190,836	191,386
Depreciation and Amortization	-	9,195	-	16,529	-
Changes in Assets and Liabilities
(Increase)/Decrease in Employee Loans	-	(200)	-	(3,897)	-
(Increase)/Decrease in Prepaid Exepsne	(5,034)		(5,034)		(5,034)
Increase/(Decrease) in Accounts Payable	25	84,598	-	288,919	59,503
Increase/(Decrease) in Wages Payable	-	-	-	-	-

Net Cash (Used) by Operating Activities	(61,730)	(114,856)	(98,318)	(1,854,834)	(3,438,876)

Investment Activities
Treasury Stock	-	-	-	-	(191,386)
Stock Issued for asset purchase	(3,000)	-	(3,000)	-	(3,000)
Equipment (Purchase)/Sale	(3,126)	-	(3,126)	(254,023)	(3,126)

Cash (Used) by Investment Activities	(6,126)	-	(6,126)	(254,023)	(197,512)

Financing Activities
Net Proceeds/(repayment) from loans	25,000	99,985	119,950	1,204,950	119950
Related Parties	-	-	-	-	-
Stock issued to settle debt	-	-	-	-	1,204,951
Purchase and Cancellation of Treasury Stock	-	-	-	-	(43,207)
Proceeds from sale of Common Stock	-	-	-	720,000	2,370,200

Cash Provided by Financing Activities	25,000	99,985	119,950	1,924,950	3,651,894

Net Increase/(Decrease) in Cash	(42,856)	(14,871)	15,506	(183,907)	15,506

Cash, Beginning of Period	58,362	17,518	-	186,554	-

Cash, End of Period	$15,506	$2,647	$15,506	$2,647	$15,506

Cash Paid For:
Interest	$-	$-	$-	$-	$13,556
Income Taxes	$-	$-	$-	$-	$-

Non-cash Activities:
Stock Issued to founders	$-	$-	$-	$-	$3,002
Gain of Forgiveness of Debt	$-	$-	$59,478	$-	$59,478
Adjustment for reverse acquisition	$-	$-	$-	$-	$117,630
Stock Issued for services	$6,133	$-	$6,133	$-	$6,133
Stock Issued to settle Debt	$-	$-	$1,204,950	$-	$1,204,950
Stock issued to purchase assets	$3,000	$-	$3,000	$190,836	$194,386
Stock returned to treasury for sale of assets	$-	$-	$-	$-	$(191,386)
Depreciation and Amortization	$-	$3,487	$-	$3,487	$-

The accompanying notes are an integral part of these statements

Priviam, Inc.
(Formerly EncryptaKey, Inc.)
(A Development Stage Company)

NOTES TO UNAUDITED FINANCIAL STATEMENTS
(September 30, 2008 and December 31, 2007)

NOTE 1.                              GENERAL ORGANIZATION AND BUSINESS

Priviam, Inc. (the Company), was incorporated in the state of New Jersey on April 6, 2000 as Segway VI Corp.  The company has undergone the following name changes: on August 13, 2003 to 3DLP International Inc., on April 19 2004 to Futomic Industries Inc.; on February 19, 2007, to EncryptaKey, Inc. and finally on July 1, 2008 to Priviam, Inc.

On August 15, 2003, the Company acquired Selectrics Corporation (Selectrics), a Delaware Corporation organized on June 24, 2003, in a one-for-one common stock exchange.  This transaction resulted in a change of control and was treated as a reverse acquisition with EncryptaKey, Inc. being the surviving legal entity and Selectrics the surviving accounting acquirer.  Accordingly, the equity accounts and accumulated deficits prior to the merger have been adjusted to reflect those of Selectrics.  The Company is considered to be in the development stage.

The company is in the business of developing and marketing identity and data security technologies that enable the highest level of secure commercial and financial transaction both in person and over the internet, providing an effective shield to identity theft.

NOTE  2.                              SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

The relevant accounting policies and procedures are listed below.

Accounting Basis

The statements were prepared following generally accepted accounting principles of the United States of America consistently applied.

Management Certification

The financial statements herein are certified by the officers of the Company to present fairly, in all material respects, the financial position, results of operations and cash flows for the periods presented, in conformity with accounting principles generally accepted in the United States of America, consistently applied.

Fiscal Year

The Company operates on a December 31st fiscal year end.

Research and Development Costs

Research and Development costs are expensed as incurred in accordance with generally accepted accounting principles.  Costs in association with the development of a patented technology when computer software is developed will be capitalized when technological feasibility is established in accordance with financial accounting standard No. 86.

Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method.

The numerators and denominators used in the computations of basic and diluted EPS are presented in the following table:

	30-Sep-2008	31-Dec-2007
Numerators for Basic and Diluted EPS
Net income/(loss) to common shareholders	$(39,964)	$(2,231,657)

Denominators for Basic and Diluted EPS
Weighted average of shares outstanding	20,031,734	45,092,229

Basic and Diluted Earnings/(Loss) Per Share	$(0.00)	$(0.05)

Dividends

The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid during the periods shown.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Property and Equipment

Property and equipment are carried at cost and depreciated on a straight-line basis over their useful lives.  Office Equipment is depreciated over five years.

Income Taxes

The provision for income taxes is the total of the current taxes payable and the net of the change in the deferred income taxes. Provision is made for the deferred income taxes where differences exist between the period in which transactions affect current taxable income and the period in which they enter into the determination of net income in the financial statements.

NOTE 3.                               GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of its assets and the liquidation of its liabilities in the normal course of business.  However, the Company is in its development stage and has never generated revenues.  The Company has accumulated a loss of $3,752,018 during its development stage.  This raises substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments that might result from this uncertainty.

Managements Plan

The Company continues to seek funding from its shareholders and other qualified investors to pursue its business plan.

NOTE 4.                               STOCKHOLDERS’ EQUITY

Preferred Stock

The Company is authorized 20,000,000 shares of preferred stock at a $0.0001 par value and currently has zero shares of preferred stock issued and outstanding.

Common Stock

As of July 1, 2008 the Company increased its authorization to issue 500,000,000 shares of common stock, par value $0.0001 per share.  On August 7, 2006, the Company exercised a five for one forward stock split.  On July 30, 2008 the Company executed a 1:3.25 reverse stock split.  All share amounts herein are adjusted to give effect to both stock splits and the adjusted equity resulting from the August 15, 2003 reverse merger.

During 2003, the Company issued 25,186,154 post-split shares of common stock in the following transactions:

•	On June 24, 2003, the Company issued 7,692,308 post-split shares to its founder for $3,002.

•
On August 15, 2003 the Company issued 17,493,846 common shares to execute the acquisition of Selectrics Corporation in a one for one share exchange for a value of $117,630.  This acquisition was recorded as a reverse merger with Selectrics the surviving historical accounting company.  Accordingly, the equity and accumulated deficit are adjusted to reflect Seletrics history.

During 2004, the Company issued 884,616 post-split shares of common stock in the following transactions:

•	On March 15, 2004, the Company issued 115,385 shares for $15,000 cash in a private placement.

•	On July 23, 2004 the Company issued 769,231 shares in a private placement for $250,000 cash.

During 2005, the Company received 14,355,385 post-split common shares into its treasury from a shareholder for cash and other property valued at $43,207.

During 2006, the Company issued 3,625,826 post-split shares of common stock in the following transactions:

•
On September 28, 2006, the Company entered into an Asset Purchase Agreement with Owen Consulting LLC to acquire the right, title and interest in technology commonly known as the EncryptaKey Secure communication Portal by issuing 1,692,308 shares of common stock at $0.0001 per share.  The technology and associated intellectual property has been memorialized by patent application.  However, it is still in development and the associated costs are expensed to research and development.  Because of the limited public market for the Company stock, Par-value of the pre-split shares ($550) was used to record this transaction.

•
On December 12, 2006, the Company issued 1,933,538 common shares in a private offering at $0.30 per pre-split share for $1,385,200 and $500,000 subscriptions receivable.  The Company extended the closing of the offering to February 7, 2007.

During 2007, the Company issued 421,369 post-split common shares in the following transactions:

•
On February 7, 2007 the Company issued 225,640 common shares in a private offering at $0.30 per pre-split share for $220,000 and received cash on outstanding subscription receivable in the amount of $500,000.

•	On February 7, 2007 the Company issued 195,729 common shares at $0.30 per pre-split share to purchase fixed assets valued at $190,836.

•
On November 15, 2007 the Company received the return of 1,888,037 post-split shares for the sale of all assets with a total net value of $191,386. The shares have not been cancelled and are held in treasury.

During 2008, the Company issued 28,042,082 post-split common shares and cancelled 3,875,610 post-split common shares in the following transactions:

•	On March 31, 2008 the Company issued 1,215,384 common shares in settlement and release of $1,204,950 in notes payable.

•	On July 1, 2008 the Company issued 6,000,000 post-split common shares at $0.0001 par value for 19,500,000 pre-split shares or $1,950 for executive services.

•	On July1, 2008 the Company issued 7,692,308 post-split common shares at $0.0001 par value for 25,000,000 pre-split shares or $2,500 for the acquisition of certain program software assets.

•	On July 1, 2008 the Company received the return and cancelled 3,692,308 post-split common shares.

•	On July 1, 2008 the Company adjusted its Stockholders equity to reconcile with the transfer agent records by reducing the reported outstanding shares by 183,302 common shares.

•
On August 28, 2008 the Company issued 12,000,000 common shares at par-value of $1,200 for executive compensation; 5,000,000 common shares at par value of $500 to acquire certain program software assets; and issued 10,000 common shares at par value of $1 as an incentive to make a $5,000 loan to the company.

NOTE 5.                               COMMITMENTS AND CONTINGENCIES - RELATED PARTY

Research and Development with Owens Consulting, LLC

On September 28, 2006, the Company entered into an Asset Purchase Agreement with Owen Consulting, LLC, a California limited liability company with Mr. Kelly Owen, the Company’s CEO the principle member.  Pursuant to that agreement, the Company issued 5,500,000 shares of common stock and acquired assets consisting of all right, title and interest in a biometric security technology commonly known as the EncryptaKey Secure Communication Portal as memorialized in a patent application.

On October 1, 2006 the Company entered into an associated consulting agreement with Owen Consulting, LLC to complete the development of the EncryptaKey Secure Communication Portal.  The terms of the agreement required payment at the rate of $25.00 per hour for actual hours incurred for research and development.  The project involved the efforts of over 100 programmers and technicians.  As of December 31, 2006 the Company had been invoiced and paid $1,066,327 on this contract which had been expensed as Research and Development costs.

During the year of 2007 the company was invoiced and paid an additional $1,501,459 on this contract.  The agreement was terminated with the sale of assets as described in note 7.

Contingency

On September 20, 2006, an Officer of the Company entered into a settlement agreement with an individual who was to be employed with the company as the result of a planned merger that was cancelled.  The settlement agreement stipulated the issue of 4,000,000 common shares in settlement of all outstanding issues between the parties involved which included the Company.  The Officer of the Company agreed to transfer shares from is personal holdings in settlement of this contingency.

NOTE 7.                              SALE OF ASSETS

On November 15, 2007 the Company sold all its assets to a related party for the return of 6,136,120 common shares valued at $191,386 and ended its consulting contract with Owen Consulting, LLC.  The shares are held in treasury and have not been cancelled.

NOTE 8.                              PROVISION FOR INCOME TAXES

The Company provides for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.  The total deferred tax asset is $816,652 as of December 31, 2007 which is calculated by multiplying a 22% estimated tax rate by the cumulative NOL of $3,712,053.  The total valuation allowance is a comparable $816,652.

The provision for income taxes for the period ended December 31, 2006 and 2005 follows:

	2007	2006
Deferred Tax Asset	$490,965	$231,906
Valuation Allowance	(490,965)	(231,906)
Current Taxes Payable	0.00	0.00
Income Tax Expense	$0.00	$0.00

Below is a chart showing the estimated federal net operating losses and the years in which they will expire:

Year	Amount	Expiration
2003	$152,649	2023
2004	186,296	2024
2005	87,334	2025
2006	1,054,117	2026
2007	2,231,657	2027

Total	$3,712,053

NOTE 9.                              NOTES PAYABLE - SHAREHOLDERS

During the year ended December 31, 2007 the Company had received a total of $1,204,950 in loans from company shareholders that have been settled through the issue of 1,215,384 post-split shares of commons stock.

During the nine months ended September 30, 2008 the Company received $119,950 in operational loans from a company shareholder.

NOTE  10.                           THE EFFECT OF RECENTLY ISSUED ACCOUNTING  STANDARDS

Below is a listing of the most recent Statement of Financial Accounting Standards (SFAS) issued by the Financial Accounting Standards Board (FASB) SFAS 157-163 and their effect on the Company.

Statement No. 157 – Fair Value Measurements

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, to clarify how to measure fair value and to expand disclosures about fair value measurements.  The expanded disclosures include the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value, and the effect of fair value on earnings and is applicable whenever other standards require (or permit) assets and liabilities to be measured at fair value.  SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years.

The adoption of this new Statement has not had a material effect on the Company’s current financial position, results or operations, or cash flows.

Statement No. 159 – The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115.  This standard permits an entity to choose to measure many financial instruments and certain other items at fair value. This option is available to all entities. Most of the provisions in FAS 159 are elective; however, an amendment to FAS 115 Accounting for Certain Investments in Debt and Equity Securities applies to all entities with available for sale or trading securities. Some requirements apply differently to entities that do not report net income. SFAS No. 159 is effective as of the beginning of an entities first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of SFAS No. 157 Fair Value Measurements.

Adoption of this pronouncement has not had a material effect on the Company’s consolidated financial statements.

Statement No. 141 (revised 2007) – Business Combinations

In December 2007, the FASB revised SFAS No. 141 (revised 2007), Business Combinations.  This revision changes the way the minority interest in a company is measured, recorded and reported in the parent companies financial statements to the end that a statement user can better evaluate the nature and financial effects of the business combination.  The Company will adopt this statement beginning March 1, 2009.

It is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

 Statement No. 160 – Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51.  A noncontrolling interest, sometimes called a minority interest, is the portion of equity in a subsidiary not attributable, directly or indirectly, to a parent. The objective of this Statement is to improve the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements related to the noncontrolling or minority interest.

 The Company will adopt this statement beginning March 1, 2009. It is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

 Statement No. 161 – Disclosures about Derivative Instruments and Hedging Activities—an amendment to FASB No. 133

In March 2008, the FASB, issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133.  This standard requires companies to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged.

The Company has not yet adopted the provisions of SFAS No. 161, but does not expect it to have a material impact on its consolidated financial position, results of operations or cash flows.

Statement No. 162 – The Hierarchy of Generally Accepted Accounting Principles

In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles.  SFAS No. 162 sets forth the level of authority to a given accounting pronouncement or document by category. Where there might be conflicting guidance between two categories, the more authoritative category will prevail. SFAS No. 162 will become effective 60 days after the SEC approves the PCAOB’s amendments to AU Section 411 of the AICPA Professional Standards.

SFAS No. 162 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

Statement No. 163 – Accounting for Financial Guarantee Insurance Contracts – and interpretation of FASB Statement No. 60

In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 163, Accounting for Financial Guarantee Insurance Contracts-and interpretation of FASB Statement No. 60.  SFAS No. 163 clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement of premium revenue and claims liabilities. This statement also requires expanded disclosures about financial guarantee insurance contracts.  SFAS No. 163 is effective for fiscal years beginning on or after December 15, 2008, and interim periods within those years.

SFAS No. 163 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

Plan  of Operations

Priviam, Inc. (the “Company”) was incorporated in the State of New Jersey on April 6, 2000 under the name Segway VI Corp.  The Company amended its Articles of Incorporation on August 29, 2003, changing its name to 3DLP International Inc. and again on August 29, 2005, changing its name to Futomic Industries, Inc. Subsequently, the Company amended its Articles of Incorporation on March 12, 2007, changing its name from Futomic Industries, Inc. to EncryptaKey, Inc.  On August 1, 2008, the Company amended its Articles of Incorporation to change its name from EncryptaKey, Inc. to Priviam, Inc. on August 1, 2008.

On August 28, 2008, the Company entered into an asset purchase agreement with Nexicon, Inc., pursuant to which we acquired all right, title and interest in the NexiOne device and all intellectual property related thereto in exchange for 5,000,000 shares of the Company’s common stock.  The NexiOne device is a mobile enterprise security device which performs similar functions to the PriviCom™ product line currently being developed by the Company.

The PriviCom™ product line offers financial, medical, Federal government and Department of Defense users with the means to access secure, sensitive information with reasonably priced and easily mass deployed devices that connect to their current portable/mobile computer assets, which ”securely" reach back to their IT Operations Centers/Network servers or desktops.

The PriviCom G2™ is a based on a non-biometric 2-Gigabyte USB FLASH or (Thumb) Drive, while the PriviCom G2 B ™ is based on a 2-Gigabyte USB Biometric thumb Drive, both based on Commercial off the Shelf (COTS) thumb and biometric thumb drives.  These drives are able to take over any PC-based system and initiate a secure point-to-point connection to the end user’s desktop, network or server.  There is no data left on the PC-based system once the end-user completes the processing.  Special options allow the end-user to activate any number of applications, which are all controlled by the network administrator.  The solution is scalable and does not require extensive system integration and/or network configurations.  PriviCom uses the latest IPSEC standards; thus enforcing current security architecture, posture and protocols.

PriviCom USB thumb drives are read-only device.  Consequently, nothing can be written to it during processing.  This translates to secure classified data remaining in its proper repository.  Moreover, this means that it is impossible for anything to be transmitted back into the classified repository when using the PriviCom USB thumb drives.

*A thumb drive is portable memory storage.  It is re-writeable and holds its memory without a power supply, unlike RAM.  Thumb drives will fit into any USB port on a computer.  They will also "hot swap," which means a user can plug the drive into a computer and will not have to restart it to access the thumb drive.  The drives are small, about the size of a human thumb - hence, their name - and are very stable memory storage devices.

Our company is at the launch stage of business, having just developed our first product, begin staffing and in the process of booking our first national pilot programs.

Off Balance Sheet Arrangements

As of September 30, 2008, there were no off balance sheet arrangements.

Results of Operations for Fiscal Year Ending September 30, 2008

We did not earn any revenue for the nine month period ended September30, 2008, nor did we earn any revenue for the year ended December 31, 2007.

We incurred expenses in the amount of $39,964 for the nine month period ended September 30, 2008, compared to $2,347,221 for the same period the prior year. The decrease in expenses can be attributed primarily to discontinuing operations.

Liquidity and Capital Resources

As of September 30, 2008, we had current assets and current liabilities in the amount of $20,540, with a working capital deficit in the amount of $99,435. As discussed above, the completion of our business plan for the next 12 months is contingent upon us obtaining additional financing. If we are unable to obtain additional financing, our business plan will be significantly impaired. We do not have any formal commitments or arrangements for the sales of stock or the advancement or loan of funds. Without the necessary cash flow, we will not be able to pursue our plan of operations until such time as the necessary funds are raised in the equity securities market.

We currently do not have enough cash to satisfy our minimum cash requirements for the next twelve months. This raises substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent on our ability to raise additional capital based upon the company’s desired plan of operation. The financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

No disagreements with auditors.

Directors, Executive Officers, Promoters and Control Persons

Our executive officers and directors and their respective ages as of April 30, 2008 are as follows:

Name	Age	Position(s) and Office(s) Held
Louis Jack Musetti	52	Chief Executive Officer and Director
Tommy Stianson	32	Chief Technology Officer
Daniel Urrea	37	Chief Financial Officer
Val Horvatich	50	Director
Richard Urrea	44	Director

Set forth below is a brief description of the background and business experience of each of our current executive officers and directors.

Jack Musetti, President & CEO

Louis Jack Musetti is Chairman of the Board of Directors, President and Chief Executive Officer of Priviam, Inc. since June 2008.  Mr. Musetti has extensive executive level experience in business development and risk management combined with P&L, general management and strategic planning ability in both commercial and defense technology industries.  Prior to joining Priviam, Mr. Musetti was CEO of Nanopower Technologies, a developer and manufacture of Radio Frequency Identification (RFID) Integrated Circuits, NASA/JPL MEMS Silicon Microgyro microelectronics and advanced CMOS design libraries.

Daniel Urrea, Chief Financial Officer and Director

Daniel Urrea is the Chief Financial Officer and Director of Priviam, Inc. He has held the top financial positions in both Sycom international, Inc. and Klaire International, Inc. In 1995 Mr. Urrea earned his Bachelor’s degree in Business Administration with a concentration in Finance from the Robert O. Anderson School of Business at the University of New Mexico.

Tommy Stiansen, Chief Technical Officer and Director

Tommy Stiansen is the Chief Technical Officer and Director of Priviam, Inc. He founded Pluto Communications in 2002.  Tommy has help previous positions a Director of Research and Development at Combined Networks, AS, and in the technical project management at SAS. He has participated in several development environments within Unix and Linux. For the last four years he has specialized in development for billing and management solutions for telecom systems and in specialized network security.

Val Horvatich, Director

Val Horvatich is a Director of Priviam. He has extensive experience in the high tech sectors of defense and aerospace industries, covering ground vehicles, aviation and soldier related systems and electronics. He has held executive level positions in General Management, Operations and Engineering for BAE Systems, Inc., Armor Holdings, Inc. and United Defense Industries, and has successfully established and led startup businesses for three separate organizations. Mr. Horvatich also supported Mr. Musetti as an operations consultant during the successful start up and establishment of Mobile Dynamics, a developer of secured high-speed communications solutions for DoD.  Recently, as Vice President and General Manager of Firetrace Aerospace, Mr. Horvatich established a firm industry lead position for this startup., taking sales to $15M/yr in eighteen months. Mr. Horvatich holds a B.S. in Engineering, Industrial Management from the California State University-San Jose.

Richard Urrea, Director

Richard Urrea is a Director of Priviam, Inc. Rick was the President of the oil-industry data communications firm Sycom International, Inc (1997-1999). While there he led the Company from the startup to the roll out of its national marketing plan and to the implementation of its manufacturing plan. In addition, he served as President of Klaire international, Ltd., a distributor of automotive parts in Latin America.  Mr. Urrea received his Bachelor’s of Business Administration in Marketing and Business Broadcasting from Baylor University’s Hankhammer School of Business in 1989.

Directors

Our bylaws authorize no less than one (1) director.  We currently have five Directors.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual meeting of our shareholders or until removed from office in accordance with our bylaws.

Our executive officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than our officers and directors.

Executive Compensation

Compensation Discussion and Analysis

On July 1, 2008, the Company issued 6,000,000 post-split common shares at $0.0001 par value for 19,500,000 pre-split shares or $1,950 for executive services to Jack Musetti.

On August 28, 2008, the Company entered into an employment agreement with Tommy Stianson, pursuant to which Mr. Stianson agreed to serve as the Company’s Chief Technology Officer.  Pursuant to his employment agreement, Mr. Stianson is entitled to a base salary of $120,000, payment of which shall commence upon the Company completing a financing which results in gross proceeds of $500,000 to the Company.  In addition, pursuant to his employment agreement, Mr. Stainson was issued an aggregate of 4,000,000 shares of the Company’s common stock.  He is also entitled to an annual discretionary bonus.  The term of his employment agreement is 3 years.  In the event Mr. Stainson’s employment agreement is terminated, other than for cause and other than in a change of control transaction in which he is offered employment by the successor company, Mr. Stianson shall be entitled to receive all compensation due to him for the remaining term of the agreement.

On August 28, 2008, the Company entered into an employment agreement with Daniel Urrea, pursuant to which Mr. Urrea agreed to serve as the Company’s Chief Financial Officer.  Pursuant to his employment agreement, Mr. Urrea is entitled to a base salary of $60,000, payment of which shall commence upon the Company completing a financing which results in gross proceeds of $500,000 to the Company.  In addition, pursuant to his employment agreement, Mr. Urrea was issued an aggregate of 4,000,000 shares of the Company’s common stock.  He is also entitled to an annual discretionary bonus.  The term of his employment agreement is 3 years.  In the event Mr. Urrea’s employment agreement is terminated, other than for cause and other than in a change of control transaction in which he is offered employment by the successor company, Mr. Urrea shall be entitled to receive all compensation due to him for the remaining term of the agreement.

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our former or current executive officers for the fiscal years ended 2007, 2006 and 2005.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Louis Jack Musetti	2008	0	0	600	0	0	0	0	0
Daniel Urrea	2008	0	0	400	0	0	0	0	0
Tommy Stianson	2008	0	0	400	0	0	0	0	0
Richard Urrea	2008	0	0	400	0	0	0	0	0
Val Horvatich	2008	0	0	200	0	0	0	0	0
Alan Shinderman (1) Former CEO & CFO	2007	0	0	0	0	0	0	0	0
Kelly Owen (2) Former CEO & CFO	2006	0	0	0	0	0	0	0	0
Francisco Schipperheijn Former CEO & CFO (3)	2006 2005	- 3,160	0	0	0	0	0	0	- 3,160

(1)
Mr. Shinderman resigned as our Chief Executive Officer and Chief Financial Officer on June 6, 2008. The information provided in the summary compensation table includes all compensation paid to Mr. Shinderman for the full fiscal year ended December 31, 2007, and the period of 2008 ended June 6, 2008..

(2)
Mr. Owen resigned as our Chief Executive Officer and Chief Financial Officer on September 27, 2007. The information provided in the summary compensation table includes all compensation paid to Mr. Owen for the full fiscal year ended December 31, 2006.

(3)
 Mr. Schipperheijn resigned as our Chief Executive Officer and Chief Financial Officer on September 28, 2006. The information provided in the summary compensation table includes all compensation paid to Mr. Schipperheijn for the full fiscal year ended December 31, 2006 and 2005.

Narrative Disclosure to the Summary Compensation Table

Except as disclosed below, we did not compensate our executive officers for services rendered during the nine months ended September 30, 2008 and the fiscal years ended December 31, 2007 and 2006.

The amounts disclosed as “All Other Compensation” relate to consulting fees earned by our executive officers for the periods indicated.

On October 1, 2006, we entered into a Consulting Agreement with Owen Consulting, LLC, an entity owned and controlled by our director and sole officer, Mr. Kelly Owen to provide consulting services to us, primarily related to the development of our EncryptaKey technology and to run our operations. The Consulting Agreement is effective for a period of one year commencing October 1, 2006 and we have a right to cancellation anytime upon thirty (30) days written notice. Under the terms of the Consulting Agreement, Owen Consulting, LLC, is compensated for services rendered to us at a rate of $25 per hour. The total compensation paid to Owen Consulting, LLC, during the fiscal year ended December 31, 2006 was $890,000; approximately $20,000 per month of which went to Mr. Owen directly. This compensation is included in the summary compensation table above in “All Other Compensation.”

In addition, on September 28, 2006, we entered into an Asset Purchase Agreement with Owen Consulting LLC, pursuant to which we acquired technology called the “EncryptaKey Secure Communication Portal” as described in a patent application pending before the Patent and Trademark Office as application no. 60745514, filed April 24, 2006, titled “Invisidesk Private Communication, Authentication and Connection Portal” and the related intellectual property in exchange for 5,500,000 shares of our restricted common stock. The aggregate fair value of these shares was computed in accordance with FAS 123R and is reported in the summary compensation table above in the column titled “All Other Compensation.”

At no time during the last fiscal year was any outstanding option reprised or otherwise modified. There was no tandem feature, reload feature, or tax-reimbursement feature associated with any of the stock options we granted to our executive officers or otherwise.

Compensation of Directors

We did not compensate our directors in fees, cash or stock options for services rendered during the nine months ended September 30. 2008.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table identifies, as of September 30, 2008, the number and percentage of outstanding shares of Common Stock owned by (i) each person known to the Company who owns more than five percent of the outstanding Common Stock, (ii) each named executive officer and director, and (iii) and all executive officers and directors of the Company as a group:

Name and Address of Beneficial Owner	Common Stock Beneficially Owned	Percentage of Common Stock
Jack Musetti	6,000,000	13.7%
Tommy Stainson	4,000,000	9.1%
Daniel Urrea	4,000,000	9.1%
Richard Urrea	4,000,000	9.1%
Val Horvatich	2,000,000	4.6%
All Executive Officers and Directors as a group	20,000,000	45.6%

Percentages are based on a total of 43,804,682 shares of Common Stock outstanding on September 30, 2008, and the shares issuable upon the exercise of options, warrants exercisable, and debt convertible on or within 60 days of September 30. 2008. Except as otherwise indicated, the address of each person named in this table is c/o Priviam, Inc., 19200 Von Karman Ave., Ste. 500, Irvine, CA 92612.

As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

The persons named above have full voting and investment power with respect to the shares indicated.  Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security.  Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

In accordance with the provisions in our articles of incorporation, we will indemnify an officer, director, or former officer or director, to the full extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Certain Relationships and Related Transactions

Except as disclosed below, none of our directors or executive officers, nor any proposed nominee for election as a director, nor any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to all of our outstanding shares, nor any members of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction since the beginning of our last fiscal year or in any presently proposed transaction which, in either case, has or will materially affect us.

On September 28, 2006, we entered into an Asset Purchase Agreement with Owen Consulting LLC, a California limited liability company. Pursuant to that agreement, we acquired assets consisting of all right, title and interest in technology commonly known as the EncryptaKey Secure Communication Portal and memorialized in a patent application pending before the Patent and Trademark Office as application no. 60745514, filed April 24, 2006, titled “Invisidesk Private Communication, Authentication and Connection Portal” and the related intellectual property in exchange for 5,500,000 shares of our restricted common stock. Owen Consulting LLC is wholly owned and controlled by Mr. Owen, our former Chief Executive Officer and former Chief Financial Officer.

On October 1, 2006, we entered into a Consulting Agreement with Owen Consulting, LLC, an entity owned and controlled by our director and sole officer, Mr. Kelly Owen to provide consulting services to us, primarily related to the development of our EncryptaKey technology and to run our operations. The Consulting Agreement is effective for a period of one year commencing October 1, 2006 and we have a right to cancellation anytime upon thirty (30) days written notice. Under the terms of the Consulting Agreement, Owen Consulting, LLC, is compensated for services rendered to us at a rate of $25 per hour. The total compensation paid to Owen Consulting, LLC, during the fiscal year ended December 31, 2006 was $890,000.

On February 5, 2007, we entered into an Asset Purchase Agreement with Owen Consulting Inc., a Nevada Corporation. Pursuant to that agreement, we acquired assets consisting of all right, title and interest in server hardware and software in exchange for 636,120 shares of our restricted common stock. Owen Consulting, Inc. is wholly owned and controlled by Mr. Owen.

Director Independence

As the Company’s Chief Executive Officer and sole director, Louis Jack Musetti is not considered to be independent under the listing standards of the Rules of NASDAQ, as set forth in the NASDAQ Manual.

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

•	Any of our directors or officers;
•	Any person proposed as a nominee for election as a director;
•	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
•	Any of our promoters;
•	Any relative or spouse of any of the foregoing persons who has the same house address as such person.

Available Information

We have filed a registration statement on form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company.  We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.  Please Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy Statements and information regarding registrants that files electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

If we are not required to provide an annual report to our security holders, we intend to still voluntarily do so when otherwise due, and will attach audited financial statements with such report.

Dealer Prospectus Delivery Obligation

Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In the Prospectus

Item 13. Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$133.95
Federal Taxes	$0
State Taxes and Fees	$0
Listing Fees	$0
Printing and Engraving Fees	$0
Transfer Agent Fees	$0
Accounting fees and expenses	$0
Legal fees and expenses	$0
Total	$133.95

All amounts are estimates, other than the Commission's registration fee.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the California Statutes and our bylaws.

Under the governing California statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation.  Our articles of incorporation do not contain any limiting language regarding director immunity from liability.  Excepted from this immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by California law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;

2.	the proceeding was authorized by our Board of Directors;

3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested in us under California law; or;

4.	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Item 15. Recent Sales of Unregistered Securities

•	On March 31, 2008 the Company issued 1,215,384 common shares in settlement and release of $1,204,950 in notes payable.

•	On July 1, 2008 the Company issued 6,000,000 post-split common shares at $0.0001 par value for 19,500,000 pre-split shares or $1,950 for executive services.

•	On July1, 2008 the Company issued 7,692,308 post-split common shares at $0.0001 par value for 25,000,000 pre-split shares or $2,500 for the acquisition of certain program software assets.

•	On July 1, 2008 the Company received the return and cancelled 3,692,308 post-split common shares.

•	On July 1, 2008 the Company adjusted its Stockholders equity to reconcile with the transfer agent records by reducing the reported outstanding shares by 183,302 common shares.

•
On August 28, 2008 the Company issued 12,000,000 common shares at par-value of $1,200 for executive compensation; 5,000,000 common shares at par value of $500 to acquire certain program software assets; and issued 10,000 common shares at par value of $1 as an incentive to make a $5,000 loan to the company.

Item 16. Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation
3.2	By-Laws
4.1	Specimen Certificate
5.1	Opinion of Wendy E. Miller
23.1	Consent of Moore & Associates

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser,

(a) If the Company is relying on Rule 430B:

i. Each prospectus filed by the Company pursuant to Rule 424(b)(3) shall be deemed  to be  part of the  registration  statement  as of the  date  the  filed prospectus was deemed part of and included in the registration statement; and

ii.  Each  prospectus  required  to be filed  pursuant  to Rule  424(b)(2), (b)(5),  or (b)(7) as part of a registration  statement in reliance on Rule 430B relating to an offering made pursuant to Rule  415(a)(1)(i),  (vii),  or (x) for the  purpose of  providing  the  information  required  by section  10(a) of the Securities  Act shall be deemed to be part of and  included in the  registration statement  as of the earlier of the date such form of  prospectus  is first used after  effectiveness  or the date of the first contract of sale of securities in the  offering  described  in the  prospectus.  As  provided  in Rule  430B,  for liability  purposes  of the  issuer  and any  person  that  is at  that  date an underwriter,  such  date  shall  be  deemed  to be a new  effective  date of the registration  statement relating to the securities in the registration statement to which that  prospectus  relates,  and the offering of such securities at that time shall be deemed to be the initial  bona fide  offering  thereof;  provided, however,  that no statement made in a registration  statement or prospectus that is part of the  registration  statement  or made in a document  incorporated  or deemed  incorporated by reference into the registration  statement or prospectus that is part of the  registration  statement will, as to a purchaser with a time of  contract  of sale  prior to such  effective  date,  supersede  or modify any statement  that was made in the  registration  statement or prospectus  that was part of the  registration  statement  or made in any such  document  immediately prior to such effective date; or

(b) If the Company is subject to Rule 430C:

Each  prospectus  filed  pursuant to Rule 424(b) as part of a  registration statement relating to an offering, other than registration statements relying on Rule 430B or other than  prospectuses  filed in reliance on Rule 430A,  shall be deemed to be part of and included in the  registration  statement as of the date it is first used after effectiveness;  provided, however, that no statement made in a  registration  statement  or  prospectus  that is part of the  registration statement or made in a document incorporated or deemed incorporated by reference into the  registration  statement or prospectus that is part of the registration statement  will, as to a purchaser with a time of contract of sale prior to such first use,  supersede or modify any statement that was made in the  registration statement or prospectus that was part of the  registration  statement or made in any such document  immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:  The undersigned registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to the purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)  Insofar as Indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in California, on February 4, 2009.

Priviam, Inc.

By:	/s/ Mr. Louis Jack Musetti
Mr. Louis Jack Musetti
CEO and sole Director

By:	/s/ Mr. Daniel Urrea
Mr. Daniel Urrea
Chief Financial Officer